UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ESSA Pharma Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT

The following questions and answers address briefly some questions that holders of common shares (“Common Shares”, and the holders of such Common Shares, the “Shareholders”) of ESSA Pharma Inc. (the “Company”), holders of options to acquire Common Shares (the “Options”, and the holders of such Options, the “Optionholders”) and holders of pre-funded Common Share purchase warrants of the Company (the “Warrants”, and the holders such Warrants, the “Warrantholders”, and together with the Shareholders and the Optionholders, the “Securityholders”) may have regarding the Business Combination Agreement, dated July 13, 2025 (the “Agreement”), by and between the Company, XenoTherapeutics, Inc. (the “Parent”), Xeno Acquisition Corp. (the “Purchaser”) and XOMA Royalty Corporation (“XOMA”), pursuant to which Purchaser will acquire all of the issued and outstanding Common Shares (the “Transaction”). The Transaction will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) approved by the Supreme Court of British Columbia (the “Court”) under the Business Corporations Act (British Columbia) (the “BCBCA,” and such transaction, the “Arrangement”). These questions and answers may not address all questions that may be important to you as a Securityholder of the Company. More detailed information will be contained in the Company’s proxy statement and management information circular (the “Circular”) that the Company will deliver to Securityholders in connection with the Arrangement.

Q:	What will Shareholders receive in the Arrangement?

A:	If the Arrangement is completed, Shareholders will be entitled to receive a cash payment and one contingent value right per Common Share (other than Shareholders who properly exercise their right to dissent with respect to the Arrangement as will be described in the Circular (“Dissent Rights”)). The amount of the cash payment will be determined based upon the Company’s cash balance immediately prior to 12:01 a.m. (Vancouver time) (the “Effective Time”) on the date that the Arrangement is completed (the “Effective Date”) after deducting certain transaction costs, a reserve for liabilities and legal expenses, and a transaction fee to Parent of US$4,000,000 (such amount as finally determined pursuant to the Agreement) divided by the total number of issued and outstanding Common Shares as of the Effective Time (the “Cash Amount”). In addition, each Shareholder will also receive one contingent value right (each, a “CVR”) for each Common Share that will entitle the holder to receive a pro rata portion of up to (i) US$2,800,000 less legal expenses incurred by the Company within 18 months following the closing of the Transaction and (ii) US$150,000 less additional liabilities and expenses of the Company, if any (the “CVR Consideration”, and together with the Cash Amount, the “Consideration”). You will not be entitled to receive shares in the surviving corporation and the CVRs will be non-transferable. Shareholders will also receive an initial distribution of cash upon approval of the Plan of Arrangement by the Court, as described below.

Q:	When will the initial distribution to Shareholders occur and what will be the amount?

A:	The Agreement contemplates that in connection with the Discontinuance, as defined herein, an initial distribution payable to Shareholders of a portion of the Company’s cash balance may occur prior to the closing of the Transaction following receipt of an interim order from the Court. The initial distribution, if authorized, and the cash payable upon closing of the Transaction is currently estimated to be approximately US$1.90 per Common Share, exclusive of payments received pursuant to the CVR. However, the amount of such distribution is solely an estimate and there is no guarantee that such a distribution will occur. A further public announcement is expected to be made should the Company’s board of directors approve an initial distribution to Shareholders.

Q:	How will Options be treated in the Arrangement?

A:	Each Option outstanding as of the Effective Time (whether vested or unvested) will be deemed to be unconditionally vested and exercisable and, without any further action by or on behalf of the Optionholder, each in-the-money Option (an Option which has a per-share exercise price that is less than the Cash Amount) will be deemed to be assigned and surrendered to the Company in exchange for (i) an amount in cash from the Company equal to the Cash Amount less the applicable exercise price in respect of such Option, and (ii) one CVR, and such Option will immediately be cancelled. Out-of-the-money Options will be immediately cancelled at the Effective Time without any payment and neither the Company nor the Purchaser will be obligated to pay the holder of out-of-the-money Options the Consideration or any other amount in respect of such Options. Currently, all Options are expected to be out-of-the-money at the Effective Time. Optionholders should consult with their own advisors in determining whether to exercise Options prior to the Effective Time.

Q:	What will Warrantholders receive in the Arrangement?

A:	Each Warrant as of the Effective Time will be deemed to be assigned and surrendered by such holder to the Company in exchange for, in respect of each Warrant, (i) an amount in cash from the Company equal to the Cash Amount minus any applicable exercise price, and (ii) one CVR, and each Warrant will immediately thereafter be cancelled.

Q:	When and where is the Special Meeting?

A:	Details as to the time and location of the special meeting to be held to consider the Arrangement (the “Special Meeting”) will be provided in the Circular. Pursuant to the Agreement, the Company is required to convene the Special Meeting on or before September 8, 2025 or such later date as may be mutually agreed upon with the Purchaser.

Q:	When will the Circular be available?

A:	A copy of the Circular will be delivered to Securityholders prior to the Special Meeting and in compliance with the delivery and notice requirements under applicable securities laws.

Q:	How does the Board recommend that Securityholders vote?

A:	Based in part on the unanimous recommendation of the Transaction Committee and the opinion of the Transaction Committee’s financial advisors, the Board recommends unanimously that our Securityholders vote:

“FOR” the special resolution, the full text of which will be set forth in an annex to the Circular, adopting the Agreement, the Plan of Arrangement and the transactions contemplated thereby (the “Arrangement Resolution”).

Additional information, including the reasons for the Arrangement and the Board’s recommendation, will be provided in the Circular.

Q:	What effects will the Arrangement have on the Company?

A:	Our Common Shares are currently registered under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and are traded on the Nasdaq Capital Market (the “Nasdaq”) under the trading symbol “EPIX”.

Following the consummation of the Arrangement, all the Common Shares will be owned by the Purchaser. In connection with the Arrangement, the Common Shares will be delisted from the Nasdaq and deregistered under the U.S. Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and the Company will no longer have reporting obligations with respect to the Common Shares under the U.S. Exchange Act. Similarly, it is anticipated that the Company will apply to cease to be a reporting issuer (or equivalent) in British Columbia, Alberta and Ontario and that it will cease to have public reporting obligations under the securities laws of such Provinces following completion of the Arrangement.

Q:	How will I know when the Arrangement will be implemented?

A:	Assuming that the final order of the Court approving the Arrangement (the “Final Order”) is granted, and the other conditions precedent to completion of the Arrangement are satisfied or waived to the extent legally permissible, the parties to the Agreement expect to close the Transaction in the second half of 2025 and, in any event, within three Business Days following the Final Order.

The Effective Date could be delayed or not occur at all for a number of reasons, including, but not limited to, an objection before the Court at the hearing of the application for the Final Order or any delay or failure in satisfying the conditions to the completion of the Arrangement, including obtaining Securityholder approval at the Special Meeting.

Q:	What will happen if the Arrangement is not consummated?

A:	If the Arrangement is not consummated for any reason, the Securityholders will not receive any Consideration for their Common Shares, Options or Warrants in connection with the Arrangement, and it may be that no initial distribution of cash will be made. Instead, the Company will continue to evaluate its strategic options in connection with the Company’s plans to discontinue and wind-up its business. The Common Shares will continue to be listed and traded on the Nasdaq.

Q:	What do Securityholders do now?

A:	Securityholders are encouraged to read the Circular, once available, which will include more detailed instructions on how to vote, how to deliver share certificates and how to receive the Consideration amongst other matters.

Q:	When can Securityholders expect to receive the Consideration for their Common Shares, Options or Warrants?

A:	Assuming completion of the Arrangement, if you hold your Common Shares through a broker, investment dealer, bank, trust company, nominee or other intermediary (collectively, an “Intermediary”), then you are not required to take any action and the Consideration you are entitled to receive will be delivered to your Intermediary though procedures in place for such purposes between CDS and Cede & Co. (as the case may be) or similar entities and such Intermediaries. You should contact your Intermediary if you have any questions regarding this process.

In the case of Shareholders recorded in the Shareholder register of the Company (the “Registered Shareholders”), Optionholders or Warrantholders, as soon as reasonably practical after the Effective Date, assuming due delivery of the required documentation to the depositary under the Arrangement (the “Depositary”), including the applicable certificates or DRS advices representing the Common Shares and a duly and properly completed letter of transmittal to be sent to the Securityholders with the Circular providing for the delivery of Common Shares by Registered Shareholders to the Depositary, the Depositary will cause the delivery of funds representing the Consideration to which the Registered Shareholder is entitled by first class mail, at the offices of the Depositary or by wire transfer.

Q:	When do the parties expect the Transaction to be completed?

A:	The parties expect the Transaction to be completed in the second half of 2025.

Q:	What is a CVR?

A:	Each CVR is a form of contingent consideration entitling the Shareholder to potentially receive a cash payment following the closing of the Transaction for each CVR held. Whether a payment will be made depends on the outcome of certain events that will occur following the closing of the Transaction, as will be further described in the Circular.

Q:	Are the CVRs transferable?

A:	The CVRs are a contractual right only, and may not be transferred except pursuant to limited exceptions to be set out in a contingent value rights agreement to be entered into and dated the date of the Effective Date between the Company, the Parent, the Purchaser and a rights agent.

Q:	How will Securityholders receive payment for the CVRs?

A:	It is anticipated that the rights agent will promptly pay to each holder of a CVR the CVR Consideration by way of mailed check (i) with respect to any cash adjustment payment, no later than 30 days following the final determination of such adjustment and (ii) with respect to any litigation that the Company is subject to, no later than 30 days following the later of (a) the final and non-appealable resolution of such litigation or (b) the date that is 18 months following the consummation of the Arrangement.

Q:	What happens if a Shareholder sells Common Shares before completion of the Arrangement?

A:	If you transfer your Common Shares before completion of the Arrangement, you will have transferred your right to receive the Consideration in the Arrangement. In order to receive the Consideration, you must hold your Common Shares through completion of the Arrangement.

The record date for Securityholders entitled to vote at the Special Meeting (the “Record Date”) will be earlier than the date on which the Arrangement will be consummated. So, if you transfer your Common Shares after the Record Date but before the Special Meeting, you will have transferred your right to receive the Consideration in the Arrangement, but retained the right to vote at the Special Meeting.

Q:	Are there risks Securityholders should consider in deciding whether to vote for the Arrangement Resolution (as defined herein)?

A:	Yes. Securityholders should carefully consider the risk factors relating to the Arrangement. Some of these risks include, but are not limited to: (i) there can be no certainty that all conditions precedent to the Arrangement will be satisfied; (ii) the market price of the Common Shares may be materially adversely affected if the Arrangement is not completed; (iii) the Agreement may be terminated in certain circumstances; (iv) the completion of the Arrangement is uncertain and the Company will incur costs even if the Arrangement is not completed, including in certain circumstances, a termination payment of $2,500,000; (v) directors and officers of the Company have interests in the Arrangement that may be different from those of Securityholders generally; (vi) the Purchaser and the Company may be the targets of legal claims, securities class actions, derivative lawsuits and other claims; (vii) the relative trading price of Common Shares prior to the Effective Date may be volatile; (viii) the Securityholders will no longer have any rights or interest in the Company following the completion of the Arrangement; and (ix) any tax consequences in respect of the Arrangement. These and other risks and uncertainties regarding the Arrangement will be further described in the Circular.

Q:	What are the U.S. income tax considerations of the Arrangement?

A:	A summary of certain U.S. federal income tax considerations of the Arrangement will be provided in the Circular. Such summary is not intended to be legal or tax advice to any particular Shareholder. Shareholders will receive a mailed disclosure describing the anticipated U.S. federal income tax consequences and related reporting with respect to the initial distribution, if any. Shareholders should consult their tax and investment advisors with respect to their particular circumstances.

Q:	What are the Canadian income tax considerations of the Arrangement?

A:	A summary of certain Canadian federal income tax considerations of the Arrangement will be provided in the Circular. Such summary is not intended to be legal or tax advice to any particular Shareholder. Shareholders should consult their tax advisors with respect to their particular circumstances.

Q:	Are Shareholders entitled to Dissent Rights?

A:	Registered Shareholders as of the Record Date are entitled to dissent from the Arrangement Resolution in the manner provided in Division 2 of Part 8 of the BCBCA as modified by the Plan of Arrangement, the Interim Order, and the Final Order. A Registered Shareholder as of the Record Date who wishes to dissent must ensure that they follow the procedures outlined in the Circular.

Forward-Looking Statements

This communication, and any related oral statements, contains certain information which, as presented, constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements include, but are not limited to, statements that relate to future events and often address expected future business and financial performance, containing words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, and “intend”, statements that an action or event “may”, “might”, “could”, “should”, or “will” be taken or occur, or other similar expressions and include, but are not limited to, statements regarding the proposed timing and completion of the Transaction; the amounts payable under the Transaction; the Company’s application to the Supreme Court of British Columbia for a reduction of capital and cash distribution prior to the closing of the Transaction; the timing and receipt of securityholder, regulatory and court approvals of the Transaction; the satisfaction of the conditions to the completion of the Transaction and other statements that are not statements of historical facts.

In this communication, these forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of the Company to control or predict, and which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied thereby, including the consummation of the Transaction and the anticipated benefits thereof. Such statements reflect the Company’s current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, regulatory, political and social uncertainties and contingencies. In making forward-looking statements, the Company may make various material assumptions, including but not limited to (i) the completion of the Transaction on anticipated terms and timing, including obtaining required securityholder, regulatory and court approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted by or against the Company, Parent or their respective directors or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (iv) the ability of the Company to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) continued availability of capital and financing and rating agency actions; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) the accuracy of the Company’s financial projections; (ix) general business, market and economic conditions; (x) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xii) significant transaction costs associated with the Transaction; (xiii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) competitive responses to the Transaction; (xv) the risks and uncertainties pertaining to the Company’s business, including those set forth in the Company’s Annual Report on Form 10-K dated December 17, 2024, under the heading “Risk Factors”, a copy of which is available on the Company’s profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca, and as otherwise disclosed from time to time on the Company’s EDGAR and SEDAR+ profiles; and (xvi) the risks and uncertainties that will be described in the proxy statement and management information circular for the Securityholders filed with the U.S. Securities and Exchange Commission (the “SEC,” and such statement, the “Proxy Statement”) available from the sources indicated above. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date that statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Important Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Parent, the Company will file with the SEC the Proxy Statement, the definitive version of which will be sent or provided to the Securityholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and Securityholders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, on SEDAR+ at www.sedarplus.ca, the Company’s website at www.essapharma.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). Information relating to the foregoing can also be found in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on January 22, 2025 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.